Exhibit 10.1

THIRD AMENDMENT TO MANAGEMENT AGREEMENT

THIS AMENDMENT is made as of November 6, 2019 by and among INVESCO MORTGAGE CAPITAL INC., a Maryland corporation (the “Company”), IAS OPERATING PARTNERSHIP LP, a Delaware limited partnership (the “Operating Partnership”), IAS ASSET I LLC, a Delaware limited liability company (“Asset I”) and INVESCO ADVISERS, INC., a Delaware corporation (formerly Invesco Institutional (N.A.), Inc., the “Manager”).

WHEREAS, on July 1, 2009, the Company, the Operating Partnership, Asset I and the Manager entered into that certain management agreement, as amended on May 24, 2011 and July 1, 2015 (the “Agreement”), whereby the Manager was retained to provide investment advisory services to the Company, the Operating Partnership, Asset I and any of their Subsidiaries; and

WHEREAS, the parties desire to further amend the Agreement;

NOW THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto agree as follows:

Section 1.    Definitions. All terms not defined herein shall have the meaning given to it in the Agreement.

Section 2.    Amendments. The following amendments shall be effective as of October 1, 2019.

(a)	Section 1(w) of the Agreement shall be deleted in its entirety and replaced with the following:

“Management Fee” means a management fee equal to 1.50% of our Stockholders’ Equity and calculated and payable (in cash) quarterly in arrears.

(b)	Section 1(ii) of the Agreement shall be deleted in its entirety and replaced with the following:

“Stockholders’ Equity” means average month end stockholders’ equity for the prior calendar quarter as determined in accordance with U.S. generally accepted accounting principles.

Stockholders’ Equity shall exclude one-time events pursuant to changes in GAAP and certain non-cash items after discussions between the Manager and the Company’s Independent Directors and approval by a majority of the Company’s Independent Directors.”

(c)	Section 9(b) of the Agreement shall be deleted in its entirety and replaced with the following:

“Except as set forth in Section 9(a)(ii), the Company shall have no obligation to reimburse the Manager for the salaries and other compensation costs of the Manager’s personnel who provide services to the Company under this Agreement. With respect to those costs of management’s personnel, which may include compensation, set forth in Section 9(a)(ii), the Company’s share of such costs shall be based upon the percentage of working time devoted by such personnel of the Manager to the Company’s affairs as compared to working time spent on other matters for the Manager. The Manager shall provide the Company with such written detail as the Company may reasonably request to support the determination of the Company’s share of such costs. The Manager shall be responsible for the compensation paid by the Manager to its personnel serving as the Company’s Chief Executive Officer, Chief Financial Officer, Chief Investment Officer, Chief Operations Officer and the Manager’s investment professionals.”

Section 3.    Continued Effect of Agreement. Except as specifically amended by this Amendment, the Agreement remains unaffected and continues in full force and effect as though completely restated in this Amendment.

Section 4.    Interpretation of Amendment. In the event of any conflict, inconsistency or incongruity between any term or condition of this Amendment and any term or condition of the Agreement, the term of this Amendment shall govern and control.

Section 5.    Governing Law. This Amendment shall be governed by, and construed and interpreted in accordance with, the law of the State of New York, without regard to conflicts of law principles to the contrary.

Section 6.    No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any party hereto, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any

Exhibit 10.1

other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. No waiver of any provision hereunder shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

Section 7.    Headings. The headings of the sections of this Amendment have been inserted for convenience of reference only and shall not be deemed part of this Amendment.

Section 8.    Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Amendment shall become binding when one or more counterparts of this Amendment, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

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Exhibit 10.1

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

INVESCO MORTGAGE CAPITAL INC.

By: /s/ John Anzalone
Name: John Anzalone
Title: Chief Executive Officer

IAS OPERATING PARTNERSHIP L.P.

By: Invesco Mortgage Capital Inc., as its general partner

By: /s/ John Anzalone
Name: John Anzalone
Title: Chief Executive Officer

IAS ASSET I LLC

By: IAS Operating Partnership L.P., as its sole member

By: Invesco Mortgage Capital Inc., as its general partner

By: /s/ John Anzalone
Name: John Anzalone
Title: Chief Executive Officer

INVESCO ADVISERS, INC.

By: /s/ Robert H, Rigsby
Name: Robert H. Rigsby
Title: Senior Vice President